UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2021

Hospitality Investors Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801 New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2021, Hospitality Investors Trust, Inc. (the “Company”) entered into an amendment (the “April LPA Amendment”) to the Amended and Restated Agreement of Limited Partnership (as amended, the “A&R LPA”) of the Company’s operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP”), with Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (the “Brookfield Investor”), the holder of all issued and outstanding units of limited partner interest in the OP entitled “Class C Units” (“Class C Units”).

As previously disclosed, the Company has been engaged in ongoing discussions with the Brookfield Investor concerning the possibility of entering into a definitive and comprehensive agreement on the terms of a series of deleveraging or restructuring transactions (the “Restructuring Transactions”) that would include, among other things, filing by the Company and the OP of pre-packaged Chapter 11 cases under the U.S. Bankruptcy Code in the State of Delaware to implement the Restructuring Transactions pursuant to a plan of reorganization (a “Pre-Packaged Bankruptcy”). There can be no assurance, however, that the Company will be able to enter into a definitive restructuring support agreement related to the Restructuring Transactions (a “Restructuring Support Agreement”) on favorable terms, or at all. Moreover, even if the Company is able to enter into a Restructuring Support Agreement, the Restructuring Transactions will remain subject to significant conditions, and there will still be no assurance the Company will be able to complete the Restructuring Transactions, including a Pre-Packaged Bankruptcy, on their contemplated terms, or at all.

Pursuant to the A&R LPA, if a Restructuring Support Agreement was not entered into by April 30, 2021 (or if a Restructuring Support Agreement was entered into and then terminated), on that date, the OP would be required to redeem 60% of the Class C Units paid as distributions on December 31, 2020 and March 31, 2021 (i.e., the Class C Units paid in respect of the cash distributions that would have been payable on December 31, 2020 and March 31, 2021 but were instead converted into distributions paid in additional Class C Units) for an amount in cash equal to the liquidation preference of such Class C Units. The April LPA Amendment extended this date from April 30, 2021 to May 14, 2021. The required redemption remains subject to certain conditions including that the OP has Legally Available Funds (as defined in the A&R LPA) and that cash is available to make the payment after taking into account the actual cost of certain capital expenditures and contractual reserves without requiring the incurrence of additional debt, the issuance of additional securities or the consummation of any asset sales.

Please see the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2021 for further information about the Restructuring Transactions and information about the material relationships between the Company, on the one hand, and the Brookfield Investor, on the other hand.

The description of the April LPA Amendment above is a summary and is qualified in its entirety by the complete terms of the April LPA Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 30, 2021, the Company’s subsequent Quarterly Reports on Form 10-Q and all other filings with the SEC after that date. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Twenty-First Amendment to Amended and Restated Agreement of Limited Partnership of Hospitality Investors Trust Operating Partnership, L.P., entered into as of May 1, 2021 and effective as of April 30, 2021 by and between Hospitality Investors Trust, Inc., as General Partner, and Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, as Initial Preferred LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2021	HOSPITALITY INVESTORS TRUST, INC.

	By:	/s/ Jonathan P. Mehlman
Jonathan P. Mehlman Chief Executive Officer and President